Exhibit 99.1

Eventbrite Prices $185 Million Convertible Senior Notes Offering

March 9, 2021

SAN FRANCISCO—(BUSINESS WIRE)—Eventbrite, Inc. (NYSE: EB), a global self-service ticketing and experience technology platform, today announced the pricing of its offering of $185,000,000 aggregate principal amount of 0.750% convertible senior notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Eventbrite also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 30 days from, and including, the date the notes are first issued, up to an additional $27,750,000 principal amount of notes solely to cover overallotments, if any.

The notes will be senior, unsecured obligations of Eventbrite and will accrue interest at a rate of 0.750% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The notes will mature on September 15, 2026, unless earlier converted, redeemed or repurchased. Before March 15, 2026, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after March 15, 2026, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Eventbrite will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Eventbrite’s election. The initial conversion rate is 35.8616 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $27.89 per share of Class A common stock. The initial conversion price represents a premium of approximately 30.000% over the last reported sale price of $21.45 per share of Eventbrite’s Class A common stock on March 8, 2021. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part, for cash at Eventbrite’s option at any time, and from time to time, on or after March 15, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Eventbrite’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Eventbrite to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Eventbrite estimates that the net proceeds from the offering will be approximately $179.6 million (or approximately $206.6 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Eventbrite intends to use approximately $153.2 million of the net proceeds to repay in full the outstanding indebtedness under its May 2020 credit agreement and approximately $16.1 million to fund the cost of the capped call transactions described below. If the initial purchasers exercise their option to purchase additional notes, Eventbrite expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the capped call counterparties. Eventbrite intends to use the remainder of the net proceeds from the offering for general corporate purposes.

In connection with the pricing of the notes, Eventbrite entered into capped call transactions with certain financial institutions, including certain of the initial purchasers of the notes or their respective affiliates (the “capped call counterparties”). The capped call transactions are expected generally to reduce potential dilution to Eventbrite’s Class A common stock upon any conversion of notes and/or offset any cash payments Eventbrite is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap, initially equal to $37.5375 (which represents a premium of approximately 75.000% over the last reported sale price of Eventbrite’s Class A common stock on the New York Stock Exchange on March 8, 2021), and is subject to certain adjustments under the terms of the capped call transactions.

Eventbrite has been advised that, in connection with establishing their initial hedges of the capped call transactions, the capped call counterparties or their respective affiliates expect to purchase shares of Eventbrite’s Class A common stock and/or enter into various derivative transactions with respect to Eventbrite’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Eventbrite’s Class A common stock or the notes at that time.

In addition, Eventbrite has been advised that the capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Eventbrite’s Class A common stock and/or purchasing or selling Eventbrite’s Class A common stock or other securities of Eventbrite in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by Eventbrite on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by Eventbrite, in each case, if Eventbrite exercises its option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Eventbrite’s Class A common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Eventbrite

Eventbrite is a global self-service ticketing and experience technology platform that serves a community of hundreds of thousands of event creators in nearly 180 countries. Since inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. The Eventbrite platform provides an intuitive, secure, and reliable service that enables creators to plan and execute their live and online events, whether it’s an annual culinary festival attracting thousands of foodies, a professional webinar, a weekly yoga workshop or a youth dance class. With over 200 million tickets distributed to more than 4 million experiences in 2020, Eventbrite is where people all over the world discover new things to do or new ways to do more of what they love.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements regarding the completion of the offering, the intended use of the proceeds, the capped call transactions and expectations regarding actions of the capped call counterparties and their respective affiliates. These forward-looking statements reflect the company’s views regarding current expectations and projections about future events and conditions and are based on currently available information. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including risks related to market conditions, including market interest rates, the trading price and volatility of Eventbrite’s Class A common stock, the effects of the COVID-19 pandemic on the company’s business and the global economy generally and the risk factors identified in the company’s Annual Report on Form 10-K for the year ended December 31, 2020. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. Eventbrite may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, readers should carefully review the reports and documents the company files or furnishes from time to time with the Securities and Exchange Commission, particularly its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact Information

Press:

IR@eventbrite.com

Source: Eventbrite, Inc.